Exhibit 10.2
EXECUTION VERSION

Com

MORTGAGE AND SECURITY AGREEMENT
dated as of September 26, 2025 between
SUN COUNTRY, INC. (D/B/A SUN COUNTRY AIRLINES),
as Debtor
and
UMB BANK, NATIONAL ASSOCIATION,
not in its individual capacity but solely as security trustee as
Mortgagee

COVERING FIVE BOEING 737-900ER AIRCRAFT

TABLE OF CONTENTS
ARTICLE II GRANT OF SECURITY INTEREST    1
Section 2.01    Grant of Security Interest    1
ARTICLE III COVENANTS OF THE COMPANY    4
Section 3.01    Performance of Obligations    4
Section 3.02    Possession, Operation and Use, Maintenance, Registration and Markings    4
Section 3.03    Inspection    9
Section 3.04    Replacement and Pooling of Parts, Alterations, Modifications and Additions; Substitution of Engines    9
Section 3.05    Loss, Destruction or Requisition    14
Section 3.06    Insurance    15
Section 3.07    Filings; Change of Office    16
ARTICLE IV REMEDIES    16
Section 4.01    Remedies    16
Section 4.02    Return of Aircraft, Etc    17
Section 4.03    Remedies Cumulative    18
Section 4.04    Discontinuance of Proceedings    19
Section 4.05    Waiver of Past Defaults    19
Section 4.06    Appointment of Receiver    19
Section 4.07    The Mortgagee Authorized to Execute Bills of Sale, Etc    19
Section 4.08    Limitations Under CRAF    19
ARTICLE V RECEIPT, DISTRIBUTION AND APPLICATION OF PAYMENTS    20
Section 5.01    Payments; Basic Distributions    20
Section 5.02    Prepayment    20
Section 5.03    Payments After Event of Default    21
Section 5.04    Certain Payments    22
Section 5.05    Other Payments    22
ARTICLE VI DUTIES OF THE MORTGAGEE    22
Section 6.01    Notice of Event of Default; Action Upon Event of Default    22
Section 6.02    Action Upon Instructions    22
Section 6.03    Indemnification    23

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Section 6.04    No Duties Except as Specified in Mortgage or Instructions    23
Section 6.05    No Action Except Under Mortgage    23
Section 6.06    Reports, Notices, Etc    24
Section 6.07    No Charges    24
ARTICLE VII THE MORTGAGEE    24
Section 7.01    Acceptance of Trusts and Duties    24
Section 7.02    Absence of Duties    24
Section 7.03    No Representations or Warranties as to any Aircraft or Documents    25
Section 7.04    No Segregation of Moneys; No Interest    25
Section 7.05    Reliance; Advice of Counsel    25
Section 7.06    Capacity in Which Acting    25
ARTICLE VIII SUPPLEMENTS AND AMENDMENTS TO THIS MORTGAGE AND OTHER DOCUMENTS    27
Section 8.01    Amendments    27
Section 8.02    No Request Necessary for Mortgage Supplement    27
ARTICLE IX MISCELLANEOUS    27
Section 9.01    Termination of Mortgage    27
Section 9.02    Bankruptcy    28
Section 9.03    No Legal Title to Collateral in Secured Parties or Related Secured Parties………….    28
Section 9.04    Sale of Collateral by Mortgagee Is Binding    28
Section 9.05    Mortgage for Benefit of the Company, Mortgagee and Secured Parties..    28
Section 9.06    Notices    28
Section 9.07    Severability    29
Section 9.08    No Oral Modification or Continuing Waivers    29
Section 9.09    Successors and Assigns    29
Section 9.10    Headings    29
Section 9.11    Governing Law; Submission to Jurisdiction; Venue    29
Section 9.12    Waiver of Trial by Jury    30
Section 9.13    Counterparts    30

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ANNEX A	-	Definitions
ANNEX B	-	Insurance
ANNEX C	-	Foreign Registration
EXHIBIT A	-	Form of Mortgage Supplement

VP/#73042296.4

MORTGAGE AND SECURITY AGREEMENT
MORTGAGE AND SECURITY AGREEMENT, dated as of September 26, 2025 (the “Mortgage”), between SUN COUNTRY, INC. (d/b/a Sun Country Airlines), a Minnesota corporation (the “Company”), and UMB BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as security trustee, as Mortgagee (the “Mortgagee”).
W I T N E S S E T H:
WHEREAS, pursuant to the terms and conditions of that certain Term Loan Agreement dated as of date hereof (the “Loan Agreement”) among the Company, UMB Bank, National Association not in its individual capacity but solely as the Administrative Agent, the lenders party thereto from time to time (the “Lenders”), the Lenders have agreed to make term loans (the “Loans”) to the Company;
WHEREAS, all capitalized terms used herein shall have the respective meanings referred to in Article I hereof;
WHEREAS, the Company desires by this Mortgage, among other things, to grant to the Mortgagee for the benefit of the Lenders and other Secured Parties a first priority perfected security interest in the Collateral in accordance with the terms hereof, as security for the Loan and all other Secured Obligations; and
WHEREAS, all things necessary to make this Mortgage the valid, binding and legal obligation of the Company for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened;
NOW, THEREFORE, the Company and the Mortgagee agree as follows:
Article I

DEFINITIONS
Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed in the manner described, in Annex A hereto or the Loan Agreement, as the case may be.
Article II

GRANT OF SECURITY INTEREST
Section 2.01Grant of Security Interest. In order to secure the payment and performance of the Secured Obligations from time to time outstanding according to their tenor and effect and to secure the performance and observance by the Company of all the agreements, covenants and provisions contained herein and in the other Transaction Documents for the benefit of the Secured Parties, and in consideration of the premises and of the covenants herein contained, and for other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, the Company has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Mortgagee, its successors and assigns, for the security and benefit of the Secured Parties, a security interest (and, in the case of each Airframe and each Engine, an International Interest) in all right, title and interest of the Company in, to and under the following described property, rights and privileges, whether now or hereafter acquired (which, collectively, together with all property hereafter specifically subject to the Lien of this Mortgage by the terms hereof or any supplement hereto, are included within, and are referred to as, the “Collateral”), to wit:
(1)The five (5) Boeing 737-900ER Aircraft, including the Airframes and associated Engines, each of which Engine is a CFM International, S.A. CFM56-7B26E jet propulsion aircraft engine with at least 1750 lb of thrust or its equivalent (such Airframes and Engines more particularly described in each Mortgage Supplement executed and delivered by the Company as provided herein) as the same is now and will hereafter be constituted, and in the case of such Engines, whether or not any such Engine shall be installed in or attached to the Airframe or any other airframe, together with (a) all Parts of whatever nature, which are from time to time included within the definitions of “Airframe” or “Engines”, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframe and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and (b) all Aircraft Documents;
(2)Each of the following documents:
(a)the Bills of Sale for each Aircraft;
(b)each Lease Document relating to any Oman Aircraft (including any Letters of Credit); and
(c)each Consent and Agreement and each Engine Consent and Agreement;
together with all rights, powers, privileges, licenses, easements, options and other benefits of the Company under each contract, agreement and instrument referred to in this clause (2), including, without limitation, the right to receive and collect all payments to the Company thereunder now or hereafter payable to or receivable by the Company pursuant thereto and the right of the Company to execute any election or option or to give any notice, consent, waiver or approval, to receive notices and other instruments or communications, or to take any other action under or in respect of any thereof or to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Company is or may be entitled to do thereunder and any right to restitution from any lessee or any other Person in respect of any determination of invalidity of any thereof to the extent the same are unconditionally assignable (or the conditions to assignment have been met) and the same are not assigned or otherwise subject to security pursuant to other Security Documents;
(3)All proceeds with respect to the requisition of title to or use of any Aircraft, Airframe or any Engine by any Government Entity or from the sale or other disposition of any Aircraft, Airframe, Engine or other property described in any of these Granting Clauses by the Mortgagee pursuant to the terms of this Mortgage, and all insurance proceeds with respect

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to any Aircraft, Airframe, Engine or part thereof, but excluding any insurance maintained by the Company and not required under Section 3.06;
(4)Any Oman Lease of the Oman Aircraft, including, but not limited to, (x) all rents or other amounts or payments of any kind paid or payable by the Oman Lessee under such Oman Lease (including, without limitation, all return compensation, maintenance reserves and security deposits, as applicable, with respect to such Oman Lease), if any, whether cash, or in the nature of a letter of credit (including any Letter of Credit) or a guaranty, credit insurance, lien on or security interest in property or otherwise for the obligations of the relevant lessee thereunder as well as all rights of the Company to enforce payment of any such rents, amounts or payments, (y) all rights of the Company to exercise any election or option to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any other action under or in respect of such Oman Lease, as well as the rights, powers and remedies on the part of the Company, whether acting under such Oman Lease or by statute or at law or in equity, or otherwise, arising out of any default under such Oman Lease, and (z) any right to restitution from the Oman Lessee under such Oman Lease in respect of any determination of invalidity of such Oman Lease;
(5)All warranties with respect to any Aircraft or any part thereof, including as set forth in the Consents and Agreements and the Engine Consents and Agreements
(6)All monies and securities from time to time deposited or required to be deposited with the Mortgagee by or for the account of the Company pursuant to any terms of this Mortgage, the Loan Agreement or any lease, held or required hereby or any lease to be held by the Mortgagee hereunder; and
(7)All proceeds of the foregoing.
PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions, so long as no Event of Default shall have occurred and be continuing, (a) each of the Secured Parties shall not (and shall not permit any of its Affiliates or other Person lawfully claiming by, through or under it to) take or cause to be taken any action contrary to the Company’s rights set forth herein and in the Loan Agreement to the quiet enjoyment of the Airframes and Engines, and to possess, use, retain and control the Airframes and Engines and all revenues, income and profits derived therefrom without hindrance and (b) the Company shall have the right, to the exclusion of the Mortgagee, the Secured Parties, with respect to the Pledged Agreements, to exercise in the Company’s name all rights and powers of the Company under the Pledged Agreements (other than to amend, modify or waive any of the warranties or indemnities contained therein, except in the exercise of the Company’s reasonable business judgment) and to retain any recovery or benefit resulting from the enforcement of any warranty or indemnity under the Pledged Agreements; and provided further that, notwithstanding the occurrence or continuation of an Event of Default, the Mortgagee shall not enter into any amendment of any Pledged Agreement which would increase the obligations of the Company thereunder.
TO HAVE AND TO HOLD all and singular the aforesaid property unto the Mortgagee, and its successors and assigns, in trust for the equal and proportionate benefit and security of the Secured Parties for the uses and purposes and in all cases and as to all property specified in paragraphs (1) through (7) inclusive above, subject to the terms and provisions set forth in this Mortgage.

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It is expressly agreed that anything herein contained to the contrary notwithstanding, the Company shall remain liable under the Pledged Agreements to perform all of the obligations assumed by it thereunder, except to the extent prohibited or excluded from doing so pursuant to the terms and provisions thereof, and the Secured Parties shall have no obligation or liability under the Pledged Agreements by reason of or arising out of the assignment hereunder, nor shall the Secured Parties be required or obligated in any manner to perform or fulfill any obligations of the Company under or pursuant to the Pledged Agreements, or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
The Company does hereby constitute the Mortgagee the true and lawful attorney of the Company, irrevocably, granted for good and valuable consideration and coupled with an interest and with full power of substitution, and with full power (in the name of the Company or otherwise) to ask for, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of the Pledged Agreements, and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Mortgagee may deem to be necessary or advisable in the premises; provided that the Mortgagee shall not exercise any such rights except upon the occurrence and during the continuance of an Event of Default.
The Company agrees that at any time and from time to time, upon the written request of the Mortgagee, the Company will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents (including without limitation UCC continuation statements) as the Mortgagee may reasonably deem necessary to perfect, preserve or protect the mortgage, security interests and assignments created or intended to be created hereby or to obtain for the Mortgagee the full benefits of the assignment hereunder and of the rights and powers herein granted.
Article III

COVENANTS OF THE COMPANY
Section 3.01Performance of Obligations. The Company promises to pay and perform all Secured Obligations from time to time outstanding according to their tenor and effect, including all the agreements, covenants and provisions contained herein and in the other Transaction Documents, for the benefit of the Secured Parties.
Section 3.02Possession, Operation and Use, Maintenance, Registration and Markings.
(a)General. Except as otherwise expressly provided herein, the Company and the Oman Lessee shall be entitled to operate, use, locate, employ or otherwise utilize or not utilize any Airframe, any Engine or any Part in any lawful manner or place in accordance with the Company’s or the Oman Lessee’s business judgment.

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(b)Possession. The Company, without the prior consent of the Mortgagee, shall not lease or otherwise in any manner deliver, transfer or relinquish possession of any Aircraft, any Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the associated Airframe; except that the Company may, without such prior written consent of the Mortgagee:
(i)From and after the Closing Date for a Loan related to an Oman Aircraft, lease such Oman Aircraft to the Oman Lessee pursuant to the relevant Oman Lease;
(ii)Subject or permit the Oman Lessee to subject (i) the relevant Airframe to normal interchange agreements and (ii) any related Engine to normal interchange, pooling, borrowing or similar arrangements, in each case customary in the commercial airline industry and entered into in writing by the Company or the Oman Lessee, as the case may be, in the ordinary course of business; provided, however, that if the Company’s title to such Airframe or any such Engine is divested under any such agreement or arrangement, then such Airframe or such Engine, as the case may be, shall be deemed to have suffered an Event of Loss as of the date of such divestiture, and the Company shall comply with Section 3.05(a) or 3.04(e), as the case may be, in respect thereof;
(iii)Deliver or permit the Oman Lessee to deliver possession of any Aircraft, any Airframe, any Engine or Part (x) to the Airframe Manufacturer, the Engine Manufacturer, the manufacturer thereof or to any third-party maintenance provider for testing, service, repair, maintenance or overhaul work on such Aircraft, any Airframe, any Engine or Part, or, to the extent required or permitted by Section 3.04, for alterations or modifications in or additions to such Aircraft, Airframe or any Engine or (y) to any Person for the purpose of transport to a Person referred to in the preceding clause (x) of this paragraph;
(iv)Install or permit the Oman Lessee to install any Engine on an airframe owned by the Company or the Oman Lessee, as the case may be, provided that such installation shall not cause a Lien to attach to such Engine, except (x) Permitted Liens and those that do not apply to such Engine, and (y) the rights of third parties under normal interchange or pooling agreements and arrangements of the type that would be permitted under Section 3.02(b)(i);
(v)Install or permit the Oman Lessee to install any Engine on an airframe leased to the Company or the Oman Lessee, or owned by the Company or the Oman Lessee subject to a mortgage, security agreement, conditional sale or other secured financing arrangement, but only if (x) such airframe is free and clear of all Liens, except (A) the rights of the parties to such lease, or any such secured financing arrangement, covering such airframe and (B) Liens of the type permitted by clause (iii) above and (y) the Company or the Oman Lessee, as the case may be, shall have received from the lessor, mortgagee, secured party or conditional seller, in respect of such airframe, a written agreement (which may be a copy of the lease, mortgage, security agreement, conditional sale or other agreement covering such airframe), whereby such Person agrees that it will not acquire or claim any right, title or interest in, or Lien on, such Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to the Lien of this Mortgage;
(vi)Install or permit the Oman Lessee to install any Engine on an airframe leased to the Company or the Oman Lessee or owned by the Company or the Oman Lessee subject to a mortgage, security agreement, conditional sale or other secured

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financing arrangement under circumstances where neither clause (iii) or (iv) above is applicable; provided, however, that any such installation shall be deemed an Event of Loss with respect to such Engine, and the Company shall comply with Section 3.04(e) in respect thereof;
(vii)Transfer or permit the Oman Lessee to transfer possession of any Aircraft, any Airframe or any Engine to the U.S. Government, in which event the Company shall promptly notify the Mortgagee in writing of any such transfer of possession and, in the case of any transfer pursuant to CRAF, in such notification shall identify by name, address and telephone numbers the Contracting Office Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given and to whom requests or claims must be made to the extent applicable under CRAF;
(viii)Enter into a Wet Lease or other similar arrangement with respect to any Aircraft, any Airframe or any other airframe on which any Engine may be installed (which shall not be considered a transfer of possession hereunder); provided that the Company’s obligations hereunder shall continue in full force and effect notwithstanding any such Wet Lease or other similar arrangement;
(ix)[Intentionally Omitted];
The Mortgagee hereby agrees, each other Secured Party by execution of the Loan Agreement or a “Transfer Supplement” thereunder agrees, for the benefit of each lessor, conditional seller, indenture trustee or secured party of any engine leased to, or owned by, the Company or the Oman Lessee subject to a lease, conditional sale, trust indenture or other security agreement that Mortgagee, each Secured Party, and their respective successors and assigns will not acquire or claim, as against such lessor, conditional seller, indenture trustee or secured party, any right, title or interest in any engine as the result of such engine being installed on the relevant Airframe at any time while such engine is subject to such lease, conditional sale, trust indenture or other security agreement and owned by such lessor or conditional seller or subject to a trust indenture or security interest in favor of such indenture trustee or secured party.
(c)Operation and Use. So long as an Aircraft, Airframe or Engine is subject to the Lien of this Mortgage, the Company shall not (or permit the Oman Lessee to) operate, use or locate such Aircraft, Airframe or Engine, or allow such Aircraft, Airframe or Engine to be operated, used or located, (i) in any area excluded from coverage by any insurance required by the terms of Section 3.06, except in the case of a requisition by the U.S. Government where the Company obtains indemnity in lieu of such insurance from the U.S. Government, or insurance from the U.S. Government, against substantially the same risks and for at least the amounts of the insurance required by Section 3.06 covering such area, or (ii) in any recognized area of hostilities unless covered in accordance with Section 3.06 by war risk insurance, or in either case unless such Aircraft, Airframe or Engine is only temporarily operated, used or located in such area as a result of an emergency, equipment malfunction, navigational error, hijacking, weather condition or other similar unforeseen circumstance, so long as the Company diligently and in good faith proceeds to remove such Aircraft, Airframe or Engine from such area. So long as an Aircraft, Airframe or Engine is subject to the Lien of this Mortgage, the Company shall not permit such Aircraft, Airframe or Engine to be used, operated, maintained, serviced, repaired or overhauled (x) in violation of any Law binding on or applicable to such Aircraft, Airframe, or Engine or (y) in violation of any airworthiness certificate, license or registration of any Government Entity relating to such Aircraft, Airframe or Engine, except (i) immaterial or non-recurring violations with respect to which corrective measures are taken promptly by the

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Company or the Oman Lessee, as the case may be, upon discovery thereof, or (ii) to the extent the validity or application of any such Law or requirement relating to any such certificate, license or registration is being contested in good faith by the Company or the Oman Lessee in any reasonable manner which does not involve any material risk of the sale, forfeiture or loss of such Aircraft, Airframe or Engine, any material risk of criminal liability or material civil penalty against the Mortgagee or any Secured Party or impair the Mortgagee’s security interest in such Aircraft, Airframe or Engine.
(d)Maintenance and Repair. So long as an Aircraft, Airframe or Engine is subject to the Lien of this Mortgage, the Company shall cause such Aircraft, Airframe and Engine (and any engine installed on the relevant Airframe which is not an Engine) to be maintained, serviced, repaired and overhauled in accordance with (i) maintenance standards required by the government of registry of such Aircraft, but in all events substantially equivalent to those required by the FAA or, if such Aircraft or any aircraft on which such Engine is then installed is then registered in a jurisdiction other than the United States, the FAA, the central aviation authority of Canada, Japan or the European Aviation Safety Agency, so as to (A) keep such Aircraft, Airframe and Engine in as good operating condition as on the Closing Date, ordinary wear and tear excepted, and (B) keep such Aircraft in such operating condition as may be necessary to enable the applicable airworthiness certification of such Aircraft to be maintained under the regulations of the FAA or other Aviation Authority then having jurisdiction over the operation of such Aircraft, except in any such case during (x) temporary periods of storage in accordance with applicable regulations, (y) periods of maintenance and modification permitted hereunder or (z) periods when the FAA or such other Aviation Authority has revoked or suspended the airworthiness certificates for Boeing 737-900ER aircraft unless such grounding by the FAA or Aviation Authority was caused by the failure of the Company to maintain, service, repair and overhaul such Aircraft in the manner required hereby; and (ii) if applicable, except during periods when the Oman Lease with respect to such Aircraft, Airframe or Engine is in effect, the same standards as the Company uses with respect to similar aircraft of similar size in its fleet operated by the Company in similar circumstances and, if applicable, during any period in which an Oman Lease with respect to such Aircraft, Airframe or Engine is in effect, the same standards used by the Oman Lessee with respect to similar aircraft of similar size in its fleet and operated by the Oman Lessee in similar circumstances. The Company further agrees that the Aircraft, Airframe and Engines will be maintained, used, serviced, repaired, overhauled or inspected in compliance with applicable Laws with respect to the maintenance of the Aircraft, Airframes and Engines and in compliance with each applicable airworthiness certificate, license and registration relating to such Aircraft, Airframe or Engine issued by the Aviation Authority, other than minor or nonrecurring violations with respect to which corrective measures are taken upon discovery thereof and except to the extent the Company or the Oman Lessee is contesting in good faith the validity or application of any such Law or requirement relating to any such certificate, license or registration in any reasonable manner which does not create a material risk of sale, loss or forfeiture of such Aircraft, Airframe or Engine or the interest of the Mortgagee therein, or any material risk of criminal liability or material civil penalty against the Mortgagee or any Secured Party. The Company shall maintain or cause to be maintained the Aircraft Documents in the English language.
(e)Registration.
(i)On or prior to the Closing Date for a Loan related to an Oman Aircraft, such Oman Aircraft shall be duly registered with the Aviation Authority of the Sultanate of Oman pursuant to the terms of the relevant Oman Lease. On or prior to the Closing Date for a Loan related to Aircraft that is not an Oman Aircraft, such Aircraft shall be duly registered with the FAA. Subject to Section 3.02(e)(ii) and with respect to an Oman Aircraft, as soon as practicable following the expiration or other early termination of the relevant Oman Lease, the Company shall, at its sole cost and expense,

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cause such Oman Aircraft to be duly re-registered in its name under the Act with the FAA. Upon such re-registration under the Act with the FAA and, at all times with respect to an Aircraft that is not an Oman Aircraft, the Company shall (i) cause this Mortgage to be duly recorded at the FAA and at all times maintained of record as a valid, first-priority perfected mortgage (subject to Permitted Liens) on the Company’s right, title and interest in each Aircraft, Airframe and Engine, (ii) cause the International Interest granted under this Mortgage in favor of the Mortgagee in such Airframe or such Engine to be registered on the International Registry as an International Interest on such Airframe and Engine and (iii) provide the Mortgagee, the Administrative Agent and the Lenders with an opinion of FAA counsel on the due registration of such Aircraft and this Mortgage with the FAA and the registration of the International Interests created by this Mortgage on the International Registry, which opinion shall be in form and substance reasonably satisfactory to the Administrative Agent.
(ii)Following the expiration or other early termination of the Oman Lease of an Oman Aircraft and the re-registration of such Aircraft in the United States pursuant to Section 3.02(e)(i), except as otherwise permitted by this Section 3.02(e)(ii), the Company shall cause such Aircraft at all times thereafter to remain registered with the FAA.
(f)Markings. On or reasonably promptly after the Closing Date, the Company will cause to be affixed to, and maintained in, the cockpit of each Aircraft and on each Engine, in a clearly visible location, a placard of a reasonable size and shape bearing the legend: “Subject to a security interest in favor of UMB BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Mortgagee.” Such placards may be removed temporarily, if necessary, in the course of maintenance of the Airframe or Engines. If any such placard is damaged or becomes illegible, the Company shall promptly replace it with a placard complying with the requirements of this Section. If the Mortgagee is replaced or its name is changed, the Company shall replace such placards with new placards reflecting the correct name of the Mortgagee promptly after the Company receives notice of such replacement or change and, if resulting from a replacement by the Lenders of the Mortgagee not for cause, advancement from the Lenders of its reasonable costs of making such replacement.
Section 3.03Inspection.
(a)At all reasonable times, so long as an Aircraft is subject to the Lien of this Mortgage, the Secured Parties and their respective authorized representatives (the “Inspecting Parties”) may (not more than once every 12 months for all Inspecting Parties, unless an Event of Default shall be continuing, in which case such limitation shall not apply) inspect such Aircraft and the related Aircraft Documents.
(b)Any inspection of any Aircraft hereunder shall be limited to a visual, walk- around inspection and shall not include the opening of any panels, bays or other components of such Aircraft, and no such inspection shall interfere with the Company’s or any Lessee’s maintenance and operation of such Aircraft.
(c)With respect to such rights of inspection, no Secured Party shall have any duty or liability to make, or any duty or liability by reason of not making, any such visit, inspection or survey.
(d)Each Inspecting Party, subject to the last sentence of Section 4.01, shall bear its own expenses in connection with any such inspection provided that all such expenses incurred while an Event of Default shall be continuing shall be paid by the Company.

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Section 3.04Replacement and Pooling of Parts, Alterations, Modifications and Additions; Substitution of Engines.
(a)Replacement of Parts. Except as otherwise provided herein, so long as an Airframe or an Engine is subject to the Lien of this Mortgage, the Company, at its own cost and expense, will, or will cause the Oman Lessee to, at its own cost and expense, promptly replace (or cause to be replaced) all Parts which may from time to time be incorporated or installed in or attached to such Airframe or Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, the Company may, at its own cost and expense, or may permit the Oman Lessee at its own cost and expense to, remove (or cause to be removed) in the ordinary course of maintenance, service, repair, overhaul or testing any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, however, that the Company, except as otherwise provided herein, at its own cost and expense, will, or will cause the Oman Lessee at its own cost and expense to, replace such Parts as promptly as practicable. All replacement parts shall be owned by the Company free and clear of all Liens, except for Permitted Liens and except to the extent permitted by Section 3.04(c) below (and except in the case of replacement property temporarily installed on an emergency basis) and shall be in as good an operating condition and have a value and utility not less than the value and utility of the Parts replaced (assuming such replaced Parts were in the condition required hereunder).
(b)Parts Subject to Lien. Except as otherwise provided herein, any Part at any time removed from any Airframe or any Engine shall remain subject to the Lien of this Mortgage, no matter where located, until such time as such Part shall be replaced by a part that has been incorporated or installed in or attached to such Airframe or such Engine and that meets the requirements for replacement parts specified above. Immediately upon any replacement part becoming incorporated or installed in or attached to any Airframe or any Engine as provided in Section 3.04(a), without further act, (i) the replaced Part shall thereupon be free and clear of all rights of the Mortgagee and shall no longer be deemed a Part hereunder and (ii) such replacement part shall become subject to this Mortgage and be deemed part of such Airframe or such Engine, as the case may be, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Airframe or such Engine.
(c)Pooling of Parts. Any Part removed from any Airframe or any Engine may be subjected by the Company or the Oman Lessee to a normal pooling arrangement customary in the airline industry and entered into in the ordinary course of business of the Company or the Oman Lessee, provided that the part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or such Engine in accordance with Sections 3.04(a) and 3.04(b) as promptly as practicable after the removal of such removed Part. In addition, any replacement part when incorporated or installed in or attached to any Airframe or any Engine may be owned by any third party, subject to a normal pooling arrangement, so long as the Company or the Oman Lessee, at its own cost and expense, as promptly thereafter as reasonably possible, either (i) causes such replacement part to become the property of the Company subject to the Lien of this Mortgage, free and clear of all Liens except Permitted Liens, at which time such replacement part shall become a Part or (ii) replaces (or causes to be replaced) such replacement part by incorporating or installing in or attaching to the Airframe or such Engine a further replacement part owned by the Company free and clear of all Liens except Permitted Liens and which shall become subject to the Lien of this Mortgage in accordance with Section 3.04(b).
(d)Alterations, Modifications and Additions. Except as the Oman Lessee is otherwise permitted pursuant to the applicable Oman Lease for applicable Oman Aircraft, the Company shall, or shall cause the Oman Lessee to, make (or cause to be made) alterations and

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modifications in and additions to any Aircraft as may be required to be made from time to time to meet the applicable standards of the FAA or other Aviation Authority having jurisdiction over the operation of such Aircraft, to the extent made mandatory in respect of such Aircraft; provided, however, that the Company or the Oman Lessee may, in good faith and by appropriate procedure, contest the validity or application of any law, rule, regulation or order in any reasonable manner which does not materially adversely affect the Mortgagee’s interest in such Aircraft and does not involve any material risk of sale, forfeiture or loss of such Aircraft or the interest of the Mortgagee therein, or any material risk of material civil penalty or any material risk of criminal liability being imposed on the Mortgagee or any Secured Party. In addition, the Company, at its own expense, may, or may permit the Oman Lessee at its own cost and expense to, from time to time make or cause to be made such alterations and modifications in and additions to the Airframe or any Engine (each an “Optional Modification”) as the Company or the Oman Lessee may deem desirable in the proper conduct of its business including, without limitation, removal of Parts which the Company deems are obsolete or no longer suitable or appropriate for use in the Airframe or such Engine (“Obsolete Parts”), so long as the aggregate value of such Obsolete Parts (other than Removable Parts) (based on their value as of the Closing Date) does not exceed the Obsolete Part Limit; provided, however, that no such Optional Modification to the Airframe or any Engine shall (i) materially diminish the fair market value, utility or remaining useful life of such Aircraft or such Engine below its fair market value, utility or remaining useful life immediately prior to such Optional Modification (assuming such Aircraft or Engine was in the condition required by the Mortgage immediately prior to such Optional Modification) or (ii) cause such Aircraft to cease to have the applicable standard certificate of airworthiness, except that such certificate of airworthiness temporarily may be replaced by an experimental certificate during the process of implementing and testing such Optional Modification and securing related FAA recertification of such Aircraft. All Parts incorporated or installed in or attached to the Airframe or any Engine as the result of any alteration, modification or addition effected by the Company shall be owned by the Company free and clear of any Liens except Permitted Liens and become subject to the Lien of this Mortgage; provided that the Company or the Oman Lessee may, at any time so long as the Airframe or any Engine is subject to the Lien of this Mortgage, remove any such Part (such Part being referred to herein as a “Removable Part”) from the Airframe or such Engine if (i) such Part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to the Airframe or such Engine at the time of original delivery thereof by the manufacturer or any Part in replacement of, or in substitution for, any such original Part, (ii) such Part is not required to be incorporated or installed in or attached or added to the Airframe or such Engine pursuant to the terms of Section 3.02(d) or the first sentence of this Section 3.04(d) and (iii) such Part can be removed from the Airframe or such Engine without impairing the airworthiness or materially diminishing the fair market value, utility or remaining useful life which the Airframe or such Engine would have had at the time of removal had such removal not been effected by the Company, assuming such Aircraft was otherwise maintained in the condition required by this Mortgage and such Removable Part had not been incorporated or installed in or attached to the Airframe or such Engine. Upon the removal by the Company of any such Removable Part or Obsolete Part as above provided, title thereto shall, without further act, be free and clear of all rights of the Mortgagee and such Removable Part or Obsolete Part shall no longer be deemed a Part hereunder. Removable Parts may be leased from or financed by (and subject to Liens thereunder in favor of) third parties other than the Mortgagee.
(e)Substitution of Engines. Upon the occurrence of an Event of Loss with respect to any Engine under circumstances in which such Event of Loss has not occurred with respect to the Airframe, the Company shall promptly (and in any event within 15 days after such occurrence) give the Mortgagee written notice of such Event of Loss. Whether or not an Event of Loss with respect to any Engine has occurred, the Company shall have the right at its option at any time so long as no Special Default or Event of Default is continuing, on at least ten (10)

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Business Days’ prior notice to the Mortgagee, to substitute, and if an Event of Loss shall have occurred with respect to any Engine under circumstances in which such Event of Loss has not occurred with respect to the Airframe, shall within 60 days of the occurrence of such Event of Loss substitute, a Replacement Engine for any Engine. In such event, immediately upon the effectiveness of such substitution and without further act, (i) the replaced Engine shall thereupon be free and clear of all rights of the Mortgagee and the Lien of this Mortgage and shall no longer be deemed an Engine hereunder and (ii) such Replacement Engine shall become subject to this Mortgage for all purposes hereof to the same extent as the replaced Engine. Such Replacement Engine (i) shall be manufactured by the Engine Manufacturer of the Engine being replaced, (ii) shall be of the same model as the Engine to be replaced thereby, or an improved model, that is suitable for installation and use on the Airframe and is compatible with the other Engine, shall have a value, utility and remaining useful life (without regard to hours and cycles remaining until overhaul) at least equal to the Engine to be replaced thereby (assuming that such Engine had been maintained in accordance with this Mortgage) and (iv) at the time of substitution, shall be free and clear of all Liens except Permitted Liens not Liens of Record. The Company’s right to make a replacement hereunder shall be subject to the fulfillment (which may be simultaneous with such replacement) of the following conditions precedent at the Company’s sole cost and expense, and the Mortgagee agrees to cooperate with the Company to the extent necessary to enable it to timely satisfy such conditions:
(i)an executed counterpart of each of the following documents shall be delivered to the Mortgagee:
(A)a Mortgage Supplement covering the Replacement Engine, which shall have been duly filed for recordation pursuant to the Act or such other applicable law of the jurisdiction other than the United States in which the Airframe is registered in accordance with Section 3.02(e), as the case may be;
(B)a full warranty (as to title) bill of sale, covering the Replacement Engine, executed by the former owner thereof in favor of the Company (or, at the Company’s option, other evidence of the Company’s ownership of such Replacement Engine, reasonably satisfactory to the Mortgagee); and
(C)UCC financing statements covering the security interests created by this Mortgage (or any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which the Airframe may be registered) as are deemed necessary or desirable by counsel for the Mortgagee or the Lenders to protect the security interests of the Mortgagee in the Replacement Engine;
(ii)the Company shall have furnished to the Secured Parties an opinion of counsel from counsel reasonably satisfactory to the Mortgagee to the effect that (A) the Lien of this Mortgage is in full force and effect with respect to the Replacement Engine and (B) in the event the Replacement Engine is replacing an Engine that has not suffered an Event of Loss, the Mortgagee will have the benefits of Section 1110 with respect to the Replacement Engine, provided that such opinion with respect to Section 1110 need not be delivered to the extent that immediately prior to such replacement the benefits of Section 1110 were not, solely by reason of change in law or court interpretation thereof, available to the Mortgagee with respect to such Engine being replaced

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(iii)the Company shall have furnished to the Secured Parties such evidence of compliance with the insurance provisions of Section 3.06 with respect to such Replacement Engine as the Mortgagee shall reasonably request;
(iv)the Company shall have furnished to the Secured Parties an opinion of the Company’s aviation law counsel reasonably satisfactory to the Mortgagee and addressed to the Secured Parties as to the due filing for recordation of the Mortgage Supplement with respect to such Replacement Engine under the Act or such other applicable law of the jurisdiction other than the United States in which the relevant Airframe is registered in accordance with Section 3.02(e), as the case may be, the registration with the International Registry of the sale to the Company of such Replacement Engine and the registration of the International Interest granted under such Mortgage Supplement with respect to such Replacement Engine and stating that there are no Liens of Record thereon under the Act (or such other applicable law) or on the International Registry;
(v)the Company shall have furnished to the Secured Parties a certificate of a qualified aircraft engineer (who may be an employee of the Company) certifying that such Replacement Engine has a value and utility and remaining useful life (without regard to hours and cycles remaining until overhaul) at least equal to the Engine so replaced (assuming that such Engine had been maintained in accordance with this Mortgage); and
(vi)the Company shall have caused the sale of such Replacement Engine to the Company and the International Interest granted under such Mortgage Supplement in favor of the Mortgagee with respect to such Replacement Engine each to be registered on the International Registry as a sale or an International Interest, respectively.
Promptly after the recordation of the Mortgage Supplement or other requisite documents or instruments covering such Replacement Engine, if any, pursuant to the Act (or pursuant to the applicable laws of the jurisdiction in which the relevant Aircraft is then registered) the Company shall cause to be delivered to the Secured Parties an opinion of counsel, reasonably satisfactory in form and substance to the Mortgagee, as to the due recordation of the Mortgage Supplement or other requisite documents or instruments covering such Replacement Engine and the validity and perfection and first priority (other than with respect to any Permitted Liens not Liens of Record) of the security interest in such Replacement Engine granted to the Mortgagee hereunder.
Upon satisfaction of all conditions to such substitution, (x) the Mortgagee shall, at the cost and expense of the Company, execute and deliver to the Company such documents and instruments, prepared by the Company at the Company’s expense, and procure the discharge of the International Interest granted under this Mortgage in the replaced Engine as the Company shall reasonably request to evidence the release of such replaced Engine from the Lien of this Mortgage, (y) the Mortgagee shall assign to the Company all claims it may have against any other Person relating to any Event of Loss giving rise to such substitution, if applicable, and (z) the Company shall receive all insurance proceeds (other than those reserved to others under Section 3.06(b) or are subject to Section 3.05(f)) and, subject to Section 3.05(f), proceeds in respect of any Event of Loss giving rise to such replacement to the extent not previously applied to the purchase price of the Replacement Engine as provided in Section 3.05(d).

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Section 3.05Loss, Destruction or Requisition.
(a)Event of Loss with Respect to an Aircraft or Airframe. Upon the occurrence of an Event of Loss with respect to an Aircraft or Airframe, the Company shall promptly upon obtaining knowledge of such Event of Loss (and in any event within 10 days after such occurrence) give the Mortgagee written notice of such Event of Loss. The Company shall pay the outstanding principal amount of the Loan for such Aircraft or Airframe in accordance with Section 1.1(d) of the Loan Agreement on a date on or before the Business Day next following the earlier of (x) the 225th day following the date of the occurrence of such Event of Loss, and (y) the fourth (4th) Business Day following the receipt of Loss Proceeds with respect to such Event of Loss; and upon such payment, the Mortgagee shall, at the cost and expense of the Company, release from the Lien of this Mortgage the applicable Airframe and Engines, if any, by executing and delivering to the Company all documents and instruments, prepared by the Company at the Company’s expense, as the Company may reasonably request to evidence such release and procure the discharge of the related International Interest.
(b)[Intentionally Omitted].
(c)[Intentionally Omitted].
(d)Non-Insurance Payments Received on Account of an Event of Loss. Any amounts, other than insurance proceeds in respect of damage or loss not constituting an Event of Loss (the application of which is provided for in Annex B), received at any time by the Mortgagee or the Company from any Government Entity or any other Person in respect of any Event of Loss shall be held by, or (unless the Company shall be entitled to retain such amounts as provided below) paid over to, the Mortgagee and will be applied as follows:
(i)If such amounts are received with respect to the Airframe, and an Engine installed on the Airframe at the time of such Event of Loss, upon compliance by the Company with the applicable terms of Section 3.05(a) with respect to the Event of Loss for which such amounts are received, such amounts shall be paid over to, or retained by, the Company;
(ii)If such amounts are received with respect to an Engine (other than an Engine installed on the Airframe at the time the Airframe suffers an Event of Loss), upon compliance by the Company with the applicable terms of Section 3.04(e) with respect to the Event of Loss for which such amounts are received, such amounts shall be paid over to, or retained by, the Company; and
(iii)If such amounts are received, in whole or in part, with respect to an Airframe, such amounts shall be applied follows:
first, if the sum described in Section 3.05(a) has not then been paid in full by the Company, such amounts shall be applied by the Mortgagee to the extent necessary to pay in full such sum; and
second, the remainder, if any, shall be paid to the Company.
(e)Requisition for Use. In the event of a requisition for use by any Government Entity of the Airframe and the Engines, if any, or engines installed on the Airframe while the Airframe is subject to the Lien of this Mortgage, the Company shall promptly notify the Mortgagee of such requisition and all of the Company’s obligations under this Mortgage shall continue to the same extent as if such requisition had not occurred except to the extent that

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the performance or observance of any obligation by the Company shall have been prevented or delayed by such requisition; provided that the Company’s obligations under this Section 3.05 with respect to the occurrence of an Event of Loss for the payment of money and under Section 3.06 (except while an assumption of liability by the U.S. Government of the scope referred to in Section 3.02(c) is in effect) shall not be reduced or delayed by such requisition. Any payments received by the Mortgagee or the Company or the Oman Lessee from such Government Entity with respect to such requisition of use shall be paid over to, or retained by, the Company. In the event of an Event of Loss of an Engine resulting from the requisition for use by a Government Entity of such Engine (but not the Airframe), the Company will replace such Engine hereunder by complying with the terms of Section 3.04(e) and any payments received by the Mortgagee or the Company from such Government Entity with respect to such requisition shall be paid over to, or retained by, the Company.
Section 3.06Insurance.
(a)Obligation to Insure. The Company shall comply with, or cause to be complied with, each of the provisions of Annex B, which provisions are hereby incorporated by this reference as if set forth in full herein.
(b)Insurance for Own Account. Nothing in Section 3.06 shall limit or prohibit (a) the Company from maintaining the policies of insurance required under Annex B with higher coverage than those specified in Annex B, or (b) the Mortgagee or any other Additional Insured from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained that would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by the Company pursuant to this Section 3.06 and Annex B.
(c)Indemnification by Government in Lieu of Insurance. The Mortgagee agrees to accept, in lieu of insurance against any risk with respect to any Aircraft described in Annex B, indemnification from, or insurance provided by, the U.S. Government, or upon the written consent of the Mortgagee, other Government Entity, against such risk in an amount that, when added to the amount of insurance (including permitted self-insurance), if any, against such risk that the Company (or the Oman Lessee) may continue to maintain, in accordance with this Section 3.06, shall be at least equal to the amount of insurance against such risk otherwise required by this Section 3.06.
(d)Application of Insurance Proceeds. As between the Company and the Mortgagee, all insurance proceeds received as a result of the occurrence of an Event of Loss with respect to any Aircraft or Engine under policies required to be maintained by the Company pursuant to this Section 3.06 will be applied in accordance with Section 3.05(d) and subject to Section 3.05(f). All proceeds of insurance required to be maintained by the Company, in accordance with Section 3.06 and Section B of Annex B, in respect of any property damage or loss not constituting an Event of Loss with respect to any Aircraft, Airframe or Engine shall be paid over to the Company or the Mortgagee, as the case may be, as provided in Section B of Annex B and will be applied in payment (or to reimburse the Company) for repairs or for replacement property, and any balance remaining after such repairs or replacement with respect to such damage or loss shall be paid over to, or retained by, the Company.
Section 3.07Filings; Change of Office.
(a)The Company, at its sole cost and expense, will cause the Financing Statements with respect to each Aircraft, and all continuation statements (and any amendments necessitated by any combination, consolidation or merger of the Company, or change in its name

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or state of incorporation) in respect of such Financing Statements, to be prepared and duly and, if applicable, subject only to the execution and delivery thereof by the Mortgagee, timely filed and recorded, or filed for recordation, to the extent permitted under the UCC or similar law of any other applicable jurisdiction (with respect to such other documents).
(b)The Company will give the Mortgagee timely written notice (but in any event within 30 days prior to the expiration of the period of time specified under applicable law to prevent lapse of perfection) of any change of its location (as such term is used in Section 9-307 of the UCC) from its then present location and will promptly take any action required by Section 3.07(a) as a result of such relocation.
Article IV

REMEDIES
Section 4.01Remedies. If an Event of Default shall have occurred and be continuing and so long as the same shall continue unremedied, then and in every such case the Mortgagee may exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article IV and shall have and may exercise all of the rights and remedies of a secured party under the UCC and the Cape Town Treaty and, in the event of a Lease Event of Default under an Oman Lease that has occurred and is continuing, any and all of the remedies pursuant to such Oman Lease, and may take possession of all or any part of the properties covered or intended to be covered by the Lien created hereby or pursuant hereto and may exclude the Company and, in the event a Lease Event of Default under an Oman Lease that has occurred and is continuing, the Oman Lessee (subject to the terms of such Oman Lease) and all persons claiming under it wholly or partly therefrom; provided, that the Mortgagee shall give the Company ten days’ prior written notice of its intention to sell an Aircraft. Without limiting any of the foregoing, it is understood and agreed that the Mortgagee may exercise any right of sale of an Aircraft available to it, even though it shall not have taken possession of such Aircraft and shall not have possession thereof at the time of such sale, and may pursue all or part of the Collateral wherever it may be found and may enter any of the premises of the Company wherever the Collateral may be or is supposed to be and search for the Collateral and take possession of and remove the Collateral. In addition, the Mortgagee and each of the Secured Parties shall have a right after the occurrence and during the continuance of an Event of Default to inspect an Aircraft and such Aircraft’s Aircraft Documents in accordance with Section 3.03, and the Company shall bear the reasonable costs thereof, notwithstanding Section 3.03(d), except for an inspection during the Section 1110 Period where the relevant Aircraft is not subsequently returned and surrendered by the Company.
Section 4.02Return of Aircraft, Etc.
(a)If an Event of Default shall have occurred and be continuing and the unpaid principal amount of the Loans then outstanding, together with interest accrued thereon have become due and payable in accordance with Section 7.1 of the Loan Agreement, at the request of the Mortgagee, the Company shall promptly execute and deliver to the Mortgagee such instruments of title and other documents as the Mortgagee may deem necessary or advisable to enable the Mortgagee or an agent or representative designated by the Mortgagee, at such time or times and place or places as the Mortgagee may specify, to obtain possession of all or any part of the Collateral to which the Mortgagee shall at the time be entitled hereunder. If the Company shall for any reason fail to execute and deliver such instruments and documents after such request by the Mortgagee, the Mortgagee may (i) obtain a judgment conferring on the Mortgagee the right to immediate possession and requiring the Company to execute and deliver such instruments and documents to the Mortgagee, to the entry of which judgment the Company hereby specifically consents to the fullest extent permitted by Law and (ii) pursue all or part of

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the Collateral wherever it may be found and, at any time when a Lease Event of Default under an Oman Lease has occurred and is continuing, may (subject to the terms of such Oman Lease and Applicable Law) exercise the Company’s rights in relation to entering any of the premises of the Oman Lessee wherever such Collateral may be or be supposed to be and search for such Collateral and take possession of and remove such Collateral. All expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the Lien of this Mortgage.
(b)Upon every such taking of possession, the Mortgagee may, from time to time, at the expense of the Collateral, make all such expenditures for maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modifications or alterations to and of the Collateral, as it may deem proper. In each such case, the Mortgagee shall have the right to maintain, use, operate, store, insure, lease, control, manage, dispose of, modify or alter the Collateral and to exercise all rights and powers of the Company relating to the Collateral, as the Mortgagee shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modification or alteration of the Collateral or any part thereof as the Mortgagee may determine, and the Mortgagee shall be entitled to collect and receive directly all rents, revenues and other proceeds of the Collateral and every part thereof, without prejudice, however, to the right of the Mortgagee under any provision of this Mortgage to collect and receive all cash held by, or required to be deposited with, the Mortgagee hereunder. Such rents, revenues and other proceeds shall be applied to pay the expenses of the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, improvement, modification or alteration of the Collateral and of conducting the business thereof, and to make all payments which the Mortgagee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Company), and all other payments which the Mortgagee may be required or authorized to make under any provision of this Mortgage, as well as just and reasonable compensation for the services of the Mortgagee, and of all persons properly engaged and employed by the Mortgagee with respect hereto.
(c)To the extent permitted by applicable Law, the Mortgagee and each Secured Party may be a purchaser of the Collateral or any part thereof or any interest therein at any such sale thereof, whether pursuant to foreclosure or power of sale or otherwise. Each Lender shall be entitled to bid for and become the purchaser of any Collateral offered for sale pursuant to this Section 4.02 and to credit against the purchase price bid at such sale by such Lender all or any part of the due and unpaid amounts of the Secured Obligations secured by the Lien of this Mortgage. The Mortgagee or any such Secured Party, upon any such purchase, shall acquire good title to the property so purchased, to the extent permitted by applicable Law, free of the Company’s rights of redemption.
(d)Upon any sale of the Collateral or any part thereof or interest therein pursuant hereto, whether pursuant to foreclosure or power of sale or otherwise, the receipt of the official making the sale by judicial proceeding or of the Mortgagee shall be sufficient discharge to the purchaser for the purchase money and neither such official nor such purchaser shall be obligated to see to the application thereof.
(e)Any sale of the Collateral or any part thereof or any interest therein, whether pursuant to foreclosure or power of sale or otherwise hereunder, shall be a perpetual bar against the Company, after the expiration of the period, if any, during which such Person shall have the benefit of redemption laws which may not be waived as provided above.

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(f)Any sale or other conveyance of an Aircraft or any interest therein by the Mortgagee made pursuant to the terms of this Mortgage shall bind the Company, the Secured Parties and shall be effective to transfer or convey all right, title and interest of the Mortgagee, the Company, the Secured Parties in and to such Aircraft. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Mortgagee.
Section 4.03Remedies Cumulative. Each and every right, power and remedy given to the Mortgagee specifically or otherwise in this Mortgage shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at Law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Mortgagee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Company or to be an acquiescence therein.
Section 4.04Discontinuance of Proceedings. In case the Mortgagee shall have instituted any proceeding to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Company and the Mortgagee shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Company or the Mortgagee shall continue as if no such proceedings had been instituted.
Section 4.05Waiver of Past Defaults. Upon written instruction from the Majority Lenders, the Mortgagee shall waive any past Default hereunder and its consequences and upon any such waiver such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Mortgage, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 4.06Appointment of Receiver. The Mortgagee shall, as a matter of right, be entitled to the appointment of a receiver (who may be the Mortgagee or any successor or nominee thereof) for all or any part of the Collateral after the occurrence and during the continuance of an Event of Default, whether such receivership be incidental to a proposed sale of the Collateral or the taking of possession thereof or otherwise, and the Company hereby consents to the appointment of such a receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Collateral shall be entitled to exercise all the rights and powers of the Mortgagee with respect to the Collateral.
Section 4.07The Mortgagee Authorized to Execute Bills of Sale, Etc. The Company irrevocably appoints, with effect while an Event of Default has occurred and is continuing, the Mortgagee the true and lawful attorney-in-fact of the Company (which appointment is coupled with an interest) in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of the Lien of this Mortgage, whether pursuant to foreclosure or power of sale, assignments and other instruments as may be necessary or appropriate, with full power of substitution, the Company hereby ratifying and confirming all that such attorney or any substitute shall do by virtue hereof in accordance with applicable law. Nevertheless, if so requested by the Mortgagee or any purchaser, the Company shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the

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Mortgagee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.
Section 4.08Limitations Under CRAF. Notwithstanding the provisions of this Article IV, during any period that any Aircraft, Airframe or any Engine is subject to CRAF in accordance with the provisions of Section 3.02(b)(vi) and in the possession of the U.S. Government, the Mortgagee shall not, as a result of any Event of Default, exercise its remedies hereunder in such manner as to limit the Company’s control under this Mortgage (or the Oman Lessee’s control under any Oman Lease) of such Aircraft, Airframe or Engine, unless at least 30 days’ (or such other period as may then be applicable under CRAF) written notice of default hereunder shall have been given by the Mortgagee or any Secured Party by registered or certified mail to the Company (and the Oman Lessee) with a copy to the Contracting Officer Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given under the contract governing the Company’s (or the Oman Lessee’s) participation in CRAF with respect to such Aircraft, Airframe or Engine.
Article V

RECEIPT, DISTRIBUTION AND APPLICATION OF PAYMENTS
Section 5.01Payments; Basic Distributions.
(a)Each payment of principal, interest and other amounts to be made by the Borrower under the Loan Agreement and the other Transaction Documents shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim (except Taxes, which are the subject of Section 5.3 of the Loan Agreement), to the Administrative Agent’s Account not later than 11:00 a.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).
(b)All payments made by the Oman Lessee under the relevant Oman Lease, including in respect of any return compensation, maintenance reserves and security deposits (in each case including amounts drawn under any Letter of Credit), shall be made to the Administrative Agent’s Account and the Borrower agrees that it shall take all reasonable action as the Administrative Agent may request to ensure that such amounts are paid into the Administrative Agent’s Account and, without prejudice to the generality of the foregoing, the Borrower agrees that it shall give or shall cause to be given irrevocable instructions to the Oman Lessee to pay all amounts which are payable by such Oman Lessee to the Borrower under or pursuant to such Oman Lease to the Administrative Agent’s Account. If the Borrower shall receive from the Oman Lessee any amounts payable under such Oman Lease, the Borrower shall receive such payment in trust for the Mortgagee on behalf of the Lenders and the Administrative Agent and subject to the Mortgagee’s security interest, and shall immediately transfer, or cause to be transferred, such payment in the Administrative Agent’s Account. Any return compensation, maintenance reserves and/or security deposits standing to the credit of the Administrative Agent’s Account shall be held in the Administrative Agent’s Account and applied only in accordance with the terms of the Loan Agreement and this Agreement.
Section 5.02Prepayment. Except as otherwise provided in Section 5.01 and 5.03 hereof, any payments received by the Mortgagee as a result of a prepayment in connection with an Event of Loss with respect to an Airframe pursuant to Section 3.05(a)(ii), a Disposition or a prepayment of some or all of the Loans at the option of the Company pursuant to the Loan Agreement shall be applied in the following order of priority:

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(a)First, so much of such amounts as shall be required to pay or reimburse any Lender and/or any Agent for any fees, costs, expenses, indemnities or indemnifiable losses incurred in connection with such prepayment by or on behalf of or payable to such Lender or such Agent on or prior to such Payment Date; and
(b)Second, to pay any Secured Obligations then due to the Secured Parties under the Transaction Documents (other than amounts specified in clause Third below);
(c)Third, so much of such payment as shall be required to pay in full the aggregate amount of the principal and interest (as well as any interest on any overdue payment of principal and, to the extent permitted by law, on any overdue interest), then due under all Loans shall be distributed to the Lenders, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid principal of all Loans held by each Lender plus the accrued but unpaid interest thereon and other amounts then due bears to the aggregate unpaid principal of all Loans held by all such Lenders, plus the accrued but unpaid interest and other amounts then due;
(d)Fourth, the balance, if any, of such payments or amounts remaining thereafter shall be distributed to the Company.
Section 5.03Payments After Event of Default. Except as otherwise provided in Section 5.04 hereof, all payments received from the Company or otherwise on account of the Secured Obligations and amounts held or realized by the Mortgagee (including any amounts realized by the Mortgagee from the exercise of any remedies pursuant to Article IV hereof), in each case after an Event of Default shall have occurred and be continuing, as well as all payments or amounts then held by the Mortgagee as part of the Collateral, shall be promptly distributed by the Mortgagee in the following order of priority:
(i)First:
(a)    so much of such payments or amounts as shall be required to reimburse the Agents for any tax, expense or other loss (including, without limitation, all amounts to be expended at the expense of, or charged upon the rents, revenues, issues, products and profits of, the property included in the Collateral) incurred by the Agents (to the extent not previously reimbursed), the expenses of any sale, or other proceeding, attorneys’ fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by the Agents or any other Secured Party in the protection, exercise or enforcement of any right, power or remedy upon such Event of Default to the extent such Agent or such Secured Party is entitled to reimbursement under any Transaction Document shall be applied by the Mortgagee as between itself and the Secured Parties in reimbursement of such expenses and any other expenses for which the Mortgagee or the Secured Parties are entitled to reimbursement under any Transaction Document, and in the case the aggregate amount to be so distributed is insufficient to pay as aforesaid, then ratably, without priority of one over the other, in proportion to the amounts owed each of them hereunder; and
(b)    after giving effect to paragraph (a) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate

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unpaid principal of all Loans and the accrued but unpaid interest thereon with respect to the Loans and all other amounts then due, shall be distributed to the Lenders, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid principal of all Loans held by each Lender plus the accrued but unpaid interest thereon and other amounts then due bears to the aggregate unpaid principal of all Loans held by all such Lenders, plus the accrued but unpaid interest and other amounts then due; and
(ii)Second, the balance, if any, of such payments or amounts remaining thereafter shall be distributed to the Company.
Section 5.04Certain Payments.
(a)Any payments received by the Mortgagee for which no provision as to the application thereof is made in this Mortgage and for which such provision is made in any other Transaction Document shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of such other Transaction Document, as the case may be.
(b)Notwithstanding anything to the contrary contained in this Article V, so long as no Event of Default is continuing, the Mortgagee will distribute promptly upon receipt by it of any indemnity payment from the Company directly to the Person entitled thereto.
Section 5.05Other Payments. Any payments received by the Mortgagee for which no provision as to the application thereof is made elsewhere in this Mortgage or in any other Transaction Document shall be distributed by the Mortgagee to the extent received or realized at any time, in the order of priority specified in Section 5.01 (or, if an Event of Default shall have occurred and be continuing, Section 5.03), and after payment in full of all amounts then due in accordance with Section 5.01 (or Section 5.03, as the case may be), in the manner provided in clause “Third” of Section 5.03 hereof.
Article VI

DUTIES OF THE MORTGAGEE
Section 6.01Notice of Event of Default; Action Upon Event of Default. If the Mortgagee has Actual Knowledge of an Event of Default, the Mortgagee shall promptly give notice of such Event of Default to the Secured Parties and to the Borrower by email or telephone (to be promptly confirmed in writing). The Mortgagee shall take such action, or refrain from taking such action, with respect to such Event of Default (including with respect to the exercise of any rights or remedies hereunder), only as (and until) the Administrative Agent or Majority Lenders shall instruct the Mortgagee in writing. For all purposes of this Mortgage, in the absence of Actual Knowledge, the Mortgagee shall not be deemed to have knowledge of a Default, an Event of Default or an Event of Loss unless notified in writing by the Borrower or any other Secured Party.
Section 6.02Action Upon Instructions. Subject to the terms of this Article VI, upon the written instructions at any time of the Majority Lenders, the Mortgagee shall promptly (i) give such notice, direction, consent, waiver or approval, or exercise such right, remedy or power hereunder in respect of all or any part of the Collateral, or (ii) take such other action in accordance with the terms hereof as shall be specified in such instruction; the Mortgagee shall not take any of the actions under the preceding clauses (i) and (ii) without such instruction. The

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Mortgagee will execute such continuation statements with respect to financing statements relating to the security interest created hereunder in the Collateral as the Majority Lenders may specify from time to time in written instructions, which instructions shall be accompanied by the form of continuation statement to be executed by the Mortgagee, such continuation statement to be filed by the Company. The Mortgagee shall not be liable to the Company with respect to any action taken or omitted to be taken by it in accordance with the requests or instructions of the Majority Lenders, which requests or instructions are in accordance with the terms hereof, except for any actions or omissions constituting the gross negligence or willful misconduct of the Mortgagee.
Section 6.03Indemnification. The Mortgagee shall not be required to take any action or refrain from taking any action under Section 6.01 (other than the first two sentences thereof), Section 6.02 or Article IV or to take any action or refrain from taking any action at the direction or instructions of the Majority Lenders under any other Section hereof or under any other Transaction Document unless it shall have received indemnification against any risks or costs incurred in connection therewith in form and substance reasonably satisfactory to it, including, without limitation, adequate advances against costs which may be incurred by it in connection therewith. The Mortgagee shall not be required to take any action under Section 6.01 (other than the first two sentences thereof), Section 6.02 or Article IV, nor shall any other provision of this Mortgage or any other Transaction Document be deemed to impose a duty on the Mortgagee to take any action, if the Mortgagee shall have been advised in writing by outside counsel that such action is contrary to the terms hereof or is otherwise contrary to law or would involve the Mortgagee in personal liability against which the indemnification provided by this Section would not be satisfactory. Notwithstanding anything to the contrary herein or otherwise, under no circumstance will the Mortgagee be liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever, whether or not foreseeable, or for any loss of business, goodwill, opportunity, or profit, whether arising directly or indirectly and whether or not foreseeable, even if the Mortgagee is actually aware of or has been advised of the likelihood of such loss or damage and regardless of the form of action.
Section 6.04No Duties Except as Specified in Mortgage or Instructions. The Mortgagee shall not have any duty or obligation to manage, control, lease, use, sell, operate, store, dispose of or otherwise deal with any Aircraft or any other part of the Collateral, or to otherwise take or refrain from taking any action under, or in connection with, this Mortgage, except as expressly provided by the terms of this Mortgage or as expressly provided in written instructions received pursuant to the terms of Section 6.01 or 6.02; and no implied duties or obligations shall be read into this Mortgage against the Mortgagee.
Section 6.05No Action Except Under Mortgage. The Mortgagee agrees that it will not manage, control, use, sell, lease, operate, store, dispose of or otherwise deal with any Aircraft or other property constituting part of the Collateral except in accordance with the powers granted to, or the authority conferred upon, the Mortgagee pursuant to this Mortgage and in accordance with the express terms hereof.
Section 6.06Reports, Notices, Etc. The Mortgagee will furnish to the Secured Parties, promptly upon receipt thereof, duplicates or copies of all reports, opinions, notices, requests, demands, certificates, financial statements and other instruments furnished to the Mortgagee, to the extent that the same shall not have been otherwise furnished to the other Secured Parties pursuant to this Mortgage or any other Transaction Document; provided, the failure of the Mortgagee to furnish the other Secured Parties with such duplicates or copies shall not impair or affect the validity of any such report, opinion, notice, request, demand, certificate, financial statement or other instrument. The Mortgagee’s sole responsibility with respect to such reports, opinions, notices, requests, demands, certificates, financial statements and other instruments shall be to furnish them to the other Secured Parties to the extent provided in this Section.

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Section 6.07No Charges. The Mortgagee agrees that it will not impose any lifting charge, cable charge, remittance charge or any other charge or fee on any transfer by the Company of funds to, through or by the Mortgagee pursuant to any Transaction Document, except as may be otherwise agreed in writing by the Company.
Article VII

THE MORTGAGEE
Section 7.01Acceptance of Trusts and Duties. The Lenders have appointed UMB Bank, National Association, as the Mortgagee pursuant to Section 8.1 of the Loan Agreement. UMB Bank, National Association, accepts the trusts and duties hereby created and applicable to it and agrees to perform such duties but only upon the terms of this Mortgage and agrees to receive and disburse all moneys received by it as Mortgagee constituting part of the Collateral in accordance with the terms hereof. The Mortgagee shall have no liability hereunder or under any other Transaction Document, except (a) for its own fraud, willful misconduct or gross negligence (or ordinary negligence in the receipt or disbursement of money) or breach of any of its representations or warranties made herein, or (b) as otherwise expressly provided in this Mortgage. Save as expressly provided no provision of this Agreement shall require the Mortgagee to expand or risk its own funds.
Section 7.02Absence of Duties. Except in accordance with written instructions, requests or consents furnished pursuant to Sections 6.01, 6.02 or 8.01 and except as provided in, and without limiting the generality of, Section 6.04, the Mortgagee shall have no duty (a) to see to any registration of any Aircraft or any recording or filing of this Mortgage or any other document, or to see to the maintenance of any such registration, recording or filing, (b) to see to any insurance on any Aircraft or to effect or maintain any such insurance, whether or not the Company shall be in default with respect thereto, (c) to confirm, verify or inquire into the failure to receive any financial statements of the Company, (d) to inspect any Aircraft at any time or ascertain or inquire as to the performance or observance of any of the Company’s covenants under this Mortgage with respect to any Aircraft or (e) to give any consent, make any election or determination or exercise any discretion, it being understood that, except as otherwise expressly provided herein, the duties of the Mortgagee hereunder and under any other Transaction Document shall be wholly ministerial in nature.
Section 7.03No Representations or Warranties as to any Aircraft or Documents. The Mortgagee shall not be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Mortgage, any Mortgage Supplement, any other Transaction Document or any other document or instrument, or as to the correctness of any statement (other than a statement by the Mortgagee) contained herein or therein.
Section 7.04No Segregation of Moneys; No Interest. Subject to Section 7.09, no moneys received by the Mortgagee hereunder need be segregated in any manner except to the extent required by law, and any such moneys may be deposited under such general conditions for the holding of trust funds as may be prescribed by law applicable to the Mortgagee, and, except as otherwise provided herein or as agreed in writing by the Mortgagee, the Mortgagee shall not be liable for any interest thereon; provided that any payments received or applied hereunder by the Mortgagee shall be accounted for by the Mortgagee so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.
Section 7.05Reliance; Advice of Counsel. The Mortgagee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by the Mortgagee to be genuine and reasonably believed by it to be signed by the proper party or parties

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as provided in the Loan Agreement. As to any fact or matter of ascertainment of which is not specifically described herein, the Mortgagee may for all purposes hereof rely on a certificate of an officer of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Mortgagee for any action taken or mitted to be taken by it in good faith reliance thereon. The Mortgagee shall assume, and shall be fully protected in assuming, that the Company is authorized to enter into this Mortgage and to take all actions permitted to be taken by it pursuant to the provisions hereof, and shall not inquire into the authorization of the Company with respect thereto.
Section 7.06Capacity in Which Acting. The Mortgagee has entered into this Mortgage in its capacity as collateral agent and not in its individual capacity.
Section 7.07Compensation and Reimbursement. The Company agrees:
(a)to pay to the Mortgagee from time to time reasonable compensation for all services rendered by it hereunder or under any Transaction Document as separately agreed between them; and
(b)except as otherwise expressly provided herein, to reimburse the Mortgagee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Mortgagee in accordance with any provision of this Mortgage or any Transaction Document (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its fraud, gross negligence or bad faith. The obligations of the Company under this Section 7.07 shall survive the resignation or removal of the Mortgagee and the termination of this Mortgage and are in addition to any provision in any other Transaction Document relating to the subject matter thereof, which provision shall not be deemed to limit the obligations of the Company contained in this Section.
Section 7.08Resignation of Mortgagee; Appointment of Successor.
(a)The resignation or removal of the Mortgagee and the appointment of a successor Mortgagee shall become effective only upon the successor Mortgagee’s acceptance of appointment as provided in this Section 7.08. The Mortgagee or any successor thereto may resign at any time without cause by giving at least 60 days’ prior written notice to the Company and the Secured Parties. In addition, either the Company (so long as no Event of Default shall have occurred and be continuing) or the Majority Lenders may at any time remove the Mortgagee without cause by an instrument in writing delivered to the Mortgagee, the Secured Parties and (in the case of a removal by the Majority Lenders) the Company.
(b)In the case of the resignation or removal of the Mortgagee, the Majority Lenders shall promptly appoint a successor Mortgagee, subject, so long as no Event of Default shall have occurred and be continuing, to the prior consent of the Company, not to be unreasonably withheld or delayed. If a successor Mortgagee shall not have been appointed and accepted its appointment hereunder within 60 days after the Mortgagee gives notice of resignation as provided above, the retiring Mortgagee, the Company or the Majority Lenders may petition any court of competent jurisdiction for the appointment of a successor Mortgagee.
(c)Any successor Mortgagee, however appointed, shall execute and deliver to the Company, the Secured Parties and the predecessor Mortgagee an instrument accepting such appointment, and thereupon such successor Mortgagee, without further act, shall become vested with all the estates, properties, rights, powers, and duties of the predecessor Mortgagee hereunder and under the other Transaction Documents with like effect as if originally named the Mortgagee herein and therein; but nevertheless, upon the written request of such successor Mortgagee, such

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predecessor Mortgagee shall execute and deliver an instrument transferring to such successor Mortgagee all the estates, properties, rights, and powers of such predecessor Mortgagee, and, upon payment of its charges, such predecessor Mortgagee shall duly assign, transfer, deliver and pay over to such successor Mortgagee all moneys or other property then held by such predecessor Mortgagee hereunder. Any successor Mortgagee shall also promptly file with the FAA (or other applicable Aviation Authority) an instrument duly evidencing such succession.
(d)Any successor Mortgagee, however appointed, shall be a bank or trust company having a combined capital and surplus of at least $500,000,000 or a bank or trust company whose obligations are guaranteed by a bank or trust company having a combined capital and surplus of at least $500,000,000 or a corporation with a net worth of at least $500,000,000.
(e)Any corporation into which the Mortgagee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Mortgagee shall be a party, or any corporation to which all or substantially all of the corporate trust business of the Mortgagee may be transferred, shall, subject to the terms of paragraph (d) of this Section, be the Mortgagee under this Mortgage and the other Transaction Documents without further act. Notwithstanding the foregoing, the Mortgagee agrees that it will, in its individual capacity and at its own cost and expense, give the Administrative Agent at least 20 days’ prior written notice of such merger, conversion, consolidation or transfer and shall file with the FAA a copy of the certificate of merger, conversion, consolidation or any other instrument(s) required by the FAA, in order to reflect such merger, conversion, consolidation or transfer on the records of the FAA.
(f)The Company consents to any change in the identity of the Mortgagee on the International Registry occasioned by provisions of this Section 7.08, and if required by the International Registry to reflect such change, will provide its consent thereto.
(g)The Mortgagee shall reimburse the Company for any costs incurred by the Company in making any change in placard pursuant to Section 3.02(f) or making any filings or registrations necessary to continue the validity, perfection or priority of the security interest or International Interest created under this Mortgage to the extent required due to any change in the name or address of the Mortgagee.
Article VIII

SUPPLEMENTS AND AMENDMENTS TO THIS MORTGAGE AND OTHER DOCUMENTS
Section 8.01Amendments. Except as set forth in Section 8.02, the provisions of this Mortgage may only be amended or modified in accordance with the requirements of Section 9.1 of the Loan Agreement.
Section 8.02No Request Necessary for Mortgage Supplement. No written request or consent of the Lenders shall be required to enable the Mortgagee to execute and deliver a Mortgage Supplement specifically required by the terms hereof or any other Transaction Document.

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Article IX

MISCELLANEOUS
Section 9.01Termination of Mortgage. Upon (or at any time after) payment in full of (a) in respect of an Aircraft, the outstanding principal amount of the Loan related to such Aircraft, all interest thereon and any other Secured Obligations then due and payable hereunder, provided that no Default or Event of Default shall have occurred and be continuing, and (b) in respect of all Aircraft, all principal of and interest on the Loans and all other Secured Obligations then due and payable, provided that no Special Default or Event of Default shall have occurred and be continuing, in each case, upon request of the Borrowers, the Mortgagee shall execute and deliver to or as directed in writing by the Borrower an appropriate instrument furnished to it by the Borrower releasing such or all, as the case may be, Aircraft and all other Collateral related to such Aircraft from the Lien of this Mortgage and, in such event, this Mortgage shall terminate and be of no further force or effect with respect to such released or all, as the case may be, Aircraft, Airframe and associated Engines and all other Collateral related thereto; provided, that this Mortgage and the Lien created hereby shall earlier terminate and this Mortgage shall be of no further force or effect upon any sale or other final disposition by the Mortgagee of all property constituting part of the Collateral and the final distribution by the Mortgagee of all monies or other property or proceeds constituting part of the Collateral in accordance with the terms hereof. The release of an Aircraft from the Lien of this Mortgage shall have the effect without any further action of releasing all other Collateral relating to such Aircraft, including the related Aircraft Documents. In connection with any release of Collateral pursuant to the first sentence of this Section, the Mortgagee shall, at the Company’s expense, procure the discharge of the International Interest granted under this Mortgage in each released Airframe and associated Engine. Except as aforesaid otherwise provided and as provided elsewhere herein, this Mortgage and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.
Section 9.02Bankruptcy. It is the intention of the parties that the Mortgagee shall be entitled to the benefits of Section 1110 with respect to the financing of any Aircraft under the Transaction Documents in the event of a case under Chapter 11 of the Bankruptcy Code in which the Company is a debtor, and in any instance where more than one construction is possible of the terms and conditions hereof or any other pertinent Transaction Document, each such party agrees that a construction which would preserve such benefits shall control over any construction which would not preserve such benefits.
Section 9.03No Legal Title to Collateral in Secured Parties or Related Secured Parties. No Secured Party shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of a note right, title and interest of any Secured Party in and to the Collateral or hereunder shall operate to terminate this Mortgage or entitle such holder or any successor or transferee of such holder to an accounting or to the transfer to it of any legal title to any part of the Collateral.
Section 9.04Sale of Collateral by Mortgagee Is Binding. Any sale or other conveyance of the Collateral, or any part thereof (including any part thereof or interest therein), by the Mortgagee made pursuant to the terms of this Mortgage shall bind the Secured Parties and shall be effective to transfer or convey all right, title and interest of the Mortgagee, the Company, such Secured Parties in and to such Collateral or part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Mortgagee.

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Section 9.05Mortgage for Benefit of the Company, Mortgagee and Secured Parties. Nothing in this Mortgage, whether express or implied, shall be construed to give any person other than the Company, the Mortgagee and the Secured Parties any legal or equitable right, remedy or claim under or in respect of this Mortgage, except that the persons referred to in the last paragraph of Section 3.02(b) shall be third party beneficiaries of such paragraph.
Section 9.06Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Mortgage to be made, given, furnished or filed shall be made, given, furnished or filed in accordance with Section 9.2 of the Loan Agreement. Whenever any notice in writing is required to be given by the Company or the Mortgagee to the other of them, such notice shall be deemed given and such requirement satisfied as provided in Section 9.2 of the Loan Agreement.
Section 9.07Severability. Any provision of this Mortgage which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, to the fullest extent permitted by law. Any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, to the fullest extent permitted by law.
Section 9.08No Oral Modification or Continuing Waivers. No term or provision of this Mortgage may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Company and the Mortgagee. No single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or the exercise of any other power, right, privilege or remedy. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.
Section 9.09Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto, the Secured Parties and the successors and permitted assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Secured Party shall bind the successors and assigns of such Secured Party, respectively.
Section 9.10Headings. The headings of the various Articles and sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
Section 9.11Governing Law; Submission to Jurisdiction; Venue.
(a)This Mortgage has been delivered in the State of New York. This Mortgage and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of New York. Any legal action or proceeding with respect to this Mortgage may be brought in the courts of the State of New York or the United States District Court for the Southern District of New York located in the Borough of Manhattan, and, by execution and delivery of this Mortgage, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereto hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Mortgage brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each party hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address specified pursuant to Section 9.06, such service to become effective 30 days after such mailing.

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Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party hereto in any other jurisdiction.
(b)Each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.
Section 9.12Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, THIS MORTGAGE OR ANY MATTER ARISING HEREUNDER (WHETHER BASED IN CONTRACT, TORT OR ANY OTHER THEORY).
Section 9.13Counterparts. This Mortgage may be executed by the parties hereto in any number of counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.
*    *    *

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IN WITNESS WHEREOF, the parties hereto have caused this Mortgage to be duly executed by their respective officers thereof duly authorized as of the day and year first above written.

UMB BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Mortgagee By: Name: Title:
SUN COUNTRY, INC. (d/b/a Sun Country Airlines), as Borrower By: Name: Title:

Signature Page

ANNEX A
DEFINITIONS
GENERAL PROVISIONS
(a)    The definitions in this Annex A shall be equally applicable to both the singular and plural forms of the defined terms. All terms defined directly or by incorporation in this Mortgage shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Mortgage and all such certificates and other documents, unless the context otherwise requires: (i) accounting terms not otherwise defined in this Mortgage, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP; (ii) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (iii) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Mortgage (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Mortgage (or such certificate or document); (iv) references to any Section, Annex, Schedule or Exhibit are references to Sections, Annexes, Schedules and Exhibits in or to this Mortgage (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (v) the term “including” means “including without limitation”; (vi) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation;
(vii) references to any agreement refer to that agreement as from time to time amended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (viii) references to any Person include that Person’s successors and assigns; and
(ix) headings are for convenience of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.
(b)    Each exhibit, annex and schedule to this Mortgage is incorporated in, and shall be deemed to be a part of, this Mortgage.
(c)    For purposes of this Mortgage, the occurrence and continuance of a Special Default, Default or Event of Default shall not be deemed to prohibit the Company from taking any action or exercising any right that is conditioned on no Special Default, Default or Event of Default having occurred and be continuing (or receipt of a certificate to such effect) if such Special Default, Default or Event of Default consists of the institution of reorganization proceedings with respect to the Company under Chapter 11 of the Bankruptcy Code and the trustee or debtor-in-possession in such proceedings shall have agreed to perform its obligations under the Mortgage with the approval of the applicable court and thereafter shall have continued to perform such obligations in accordance with Section 1110, provided that this paragraph (c) shall not apply to the reregistration of any Aircraft outside of the United States, to the right of an

Annex A Page 1

Inspecting Party to inspect such Aircraft and related Aircraft Documents or to the right of the Mortgagee to hold insurance proceeds as additional security.
(d)    All terms defined in the Loan Agreement and used herein have such respective defined meanings unless otherwise defined herein.
DEFINED TERMS
“Additional Insured” is defined in Section D(i) of Annex B.
“Aircraft Documents” means, with respect to any Aircraft, all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required by (a) the FAA pursuant to FAR 121.380A (or successor regulation) and any other relevant regulation promulgated by the FAA which is applicable to the Company as an operator under FAR 121 or (b) the relevant Aviation Authority, to be maintained with respect to such Aircraft, Airframe, Engines or Parts and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made prior to the release of the Lien of the Mortgage with respect to the applicable Aircraft, or required to be made prior to the release of the Lien of the Mortgage with respect to the applicable Aircraft, by the regulations of the relevant Aviation Authority, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper, CD-ROM or computer disk) such materials may be maintained or retained by or on behalf of the Company (provided, that all such materials shall be maintained in the English language or, if in a jurisdiction other than the United States in which the keeping of records in English is not practical, regularly translated in the English language).
“Aviation Authority” means the FAA, the National Aircraft Register in the Sultanate of Oman (in respect of an Oman Aircraft only) or, if an Aircraft is permitted to be, and is, registered with any other Government Entity under and in accordance with Section 3.02(e) and Annex C of the Mortgage, such other Government Entity.
“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq.
“Certificated Air Carrier” means a Person holding an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.
“Citizen of the United States” is defined in 49 U.S.C. § 40102(a)(15).
“Collateral” is defined in Section 2.01 of the Mortgage.
“CRAF” means the Civil Reserve Air Fleet Program established pursuant to 10 U.S.C. Section 9511-13 or any similar substitute program.
“Dollars,” “United States Dollars” or “$” means the lawful currency of the United States.

Annex A Page 2

“Engine” means (a) each of the engines manufactured by the Engine Manufacturer and identified by such Engine Manufacturer’s model number and such Engine Manufacturer’s serial number set forth in the Mortgage Supplement executed and delivered by the Company at the Closing and each Replacement Engine, in any case whether or not from time to time installed on the Airframe or installed on any other airframe or aircraft, and (b) any and all Parts incorporated or installed in or attached or appurtenant to such engine, and any and all Parts removed from such engine, unless the Lien of the Mortgage shall not apply to such Parts in accordance with Section 3.04 of the Mortgage. Upon substitution of a Replacement Engine under and in accordance with the Mortgage, such Replacement Engine shall become subject to the Mortgage and shall be an “Engine” for all purposes of the Mortgage and the other Transaction Documents and thereupon the Engine for which the substitution is made shall no longer be subject to the Mortgage, and such replaced Engine shall cease to be an “Engine.”
“Event of Loss” means with respect to any Aircraft, Airframe or any Engine, (i) at any time such Aircraft, Airframe or Engine is subject to an Oman Lease, the meaning ascribed to the term “Event of Loss” (or like term) in such Oman Lease and (ii) at any time such Aircraft, Airframe or Engine is not subject to an Oman Lease, any of the following circumstances, conditions or events with respect to such Property, for any reason whatsoever:
(a)    the destruction of such Property, damage to such Property beyond economic repair or rendition of such Property permanently unfit for normal use by Company;
(b)    the actual or constructive total loss of such Property or any damage to such Property, or requisition of title or use of such Property, which results in an insurance settlement with respect to such Property on the basis of a total loss or constructive or compromised total loss;
(c)    any theft, hijacking or disappearance of such Property for a period of 180 consecutive days or more;
(d)    any seizure, condemnation, confiscation, taking or requisition (including loss of title) of such Property by any Governmental Authority or purported Governmental Authority (other than a requisition of use by a Permitted Government Entity) for a period exceeding 12 consecutive months; and as a result of any law, rule, regulation, order or other action by the Aviation Authority or by any Governmental Authority of the government of registry of the relevant Aircraft or by any Governmental Authority otherwise having jurisdiction over the operation or use of such Aircraft, the use of such Property in the normal course of the Company’s business of passenger air transportation is prohibited for a period of 18 consecutive months unless the Company, prior to the expiration of such 18-month period, shall have undertaken and shall be diligently carrying forward such steps as may be necessary or desirable to permit the normal use of such Property by the Company, but in any event if such use shall have been prohibited for a period of three consecutive years.
“FAA” means the Federal Aviation Administration of the United States or any Government Entity succeeding to the functions of such Federal Aviation Administration.

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“FAA Regulations” means the Federal Aviation Regulations issued or promulgated pursuant to the Act from time to time.
“Financing Statements” means collectively, UCC-1 financing statements covering each Aircraft and the related Collateral by the Company, as debtor, showing the Mortgagee as secured party, for filing in Minnesota and each other jurisdiction that, in the opinion of the Mortgagee, is necessary to perfect its Lien on such Aircraft and the related Collateral.
“Government Entity” means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government (including the European Union) or (b) any other government entity having jurisdiction over any matter contemplated by the Transaction Documents or relating to the observance or performance of the obligations of any of the parties to the Transaction Documents.
“Inspecting Parties” is defined in Section 3.03(a).
“International Interest” is defined in the Cape Town Treaty.
“International Registry” is defined in the Cape Town Treaty.
“Law” means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.
“Lien” means any mortgage, pledge, lien, charge, claim, encumbrance, International Interest, lease or security interest affecting the title to or any interest in property.
“Lien of Record” means a Lien as to which a filing has been made with the applicable Government Entity or the International Registry and which is in effect at such time in order to perfect such Lien.
“Minimum Liability Insurance Amount” is defined in Section A of Annex B to the Mortgage.
“Mortgage” means this Mortgage and Security Agreement.
“Mortgage Supplement” means a Mortgage Supplement, substantially in the form of Exhibit A to the Mortgage, with appropriate modifications to reflect the purpose for which it is being used.
“Obsolete Part” is defined in Section 3.04(d).
“Obsolete Part Limit” means $5,000,000.
“Optional Modification” is defined in Section 3.04(d).

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“Parts” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) Engines or engines, (b) any in-flight passenger entertainment system, including components or parts thereof and (c) any appliance, part, component, instrument, appurtenance, accessory, furnishing, seat or other equipment that would qualify as a Removable Part and is leased by the Company from a third party or is subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to the Airframe or any Engine or removed therefrom unless the Lien of the Mortgage shall not be applicable to such Parts in accordance with Section 3.04 of the Mortgage.
“Permitted Government Entity” means (i) the U.S. Government or (ii) if any Aircraft is then registered under the laws of a country other than the United States, any Government Entity of such country if such Government Entity is Australia, Canada, Japan or a member of the European Union.
“Permitted Lien” means (a) the rights of the Secured Parties under the Transaction Documents, or of the Oman Lessee under an Oman Lease; (b) Liens attributable to any Secured Party; (c) the rights of others under agreements or arrangements to the extent expressly permitted by the terms of Section 3.02(b) or 3.04 of the Mortgage; (d) Liens for Taxes of the Company (and its U.S. federal tax law consolidated group) either not yet due or being contested in good faith by appropriate proceedings so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss of any Aircraft, Airframe, or Engine or the interest of the Mortgagee therein or impair the Lien of the Mortgage; (e) materialmen’s, mechanics’, workers’, repairers’, employees’ or other like Liens arising in the ordinary course of business for amounts the payment of which is either not yet delinquent for more than 60 days or is being contested in good faith by appropriate proceedings, so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss of such Aircraft, Airframe, or any Engine or the interest of the Mortgagee therein or impair the Lien of the Mortgage; (f) Liens arising out of any judgment or award against the Company (or the Oman Lessee), so long as such judgment shall, within 60 days after the entry thereof, have been discharged or vacated, or execution thereof stayed pending appeal or shall have been discharged, vacated or reversed within 60 days after the expiration of such stay, and so long as during any such 60-day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss of any Aircraft, Airframe, or Engine or the interest of the Mortgagee therein or impair the Lien of the Mortgage; and (g) any other Lien with respect to which the Company (or the Oman Lessee) shall have provided a bond, cash collateral or other security adequate in the reasonable opinion of the Mortgagee.
“Persons” or “persons” means individuals, firms, partnerships, joint ventures, trusts, trustees, Government Entities, organizations, associations, corporations, limited liability companies, government agencies, committees, departments, authorities and other bodies, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

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“Pledged Agreement” means any contract, agreement or instrument included in the Collateral.
“Removable Part” is defined in Section 3.04(d).
“Replacement Engine” means an engine substituted for an Engine pursuant to Section 3.04(e) of the Mortgage.
“SEC” means the Securities and Exchange Commission of the United States, or any Government Entity succeeding to the functions of such Securities and Exchange Commission.
“Section 1110” means Section 1110 of the Bankruptcy Code.
“Section 1110 Agreement” means a written agreement of the debtor to perform referred to in Section 1110(a)(2)(A) of the Bankruptcy Code that, without further review or modification, qualifies under Section 1110 to keep the automatic stay provided by Section 362 of the Bankruptcy Code in effect with respect to any Aircraft.
“Section 1110 Period” means the continuous period of (i) 60 days specified in Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period, if any, agreed to under Section 1110(b) of the Bankruptcy Code), plus (ii) an additional period, if any, commencing with the trustee or debtor-in-possession in such proceeding entering into with court approval a Section 1110 Agreement within such 60 days (or longer period as agreed) and continuing until such time as the period during which the Mortgagee is prohibited from repossessing any Aircraft under the Mortgage comes to an end.
“Secured Obligations” means the “Obligations” as defined in the Loan Agreement.
“Secured Parties” means the Lenders, the Mortgagee and the Administrative Agent.
“Tax” and “Taxes” means all governmental or quasi-governmental fees (including, without limitation, license, filing and registration fees) and all taxes (including, without limitation, franchise, excise, stamp, value added, income, gross receipts, sales, use, property, personal and real, tangible and intangible taxes and mandato1y contributions), withholdings, assessments, levies, imposts, duties or charges, of any nature whatsoever, together with any penalties, fines, additions to tax or interest thereon or other additions thereto imposed, withheld, levied or assessed by any country, taxing authority or governmental subdivision thereof or therein or by any international authority, including any taxes imposed on any Person as a result of such Person being required to collect and pay over withholding taxes.
“Transfer” means the transfer, sale, assignment or other conveyance of all or any interest in any prope1ty, right or interest.
“U.S. Government” means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

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“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.
“United States” means the United States of America; provided that for geographic purposes, “United States” means, in aggregate, the 50 states and the District of Columbia of the United States of America.
“Wet Lease” means any arrangement whereby the Company or the Oman Lessee agrees to furnish any Aircraft, Airframe or Engine to a third party pursuant to which such Aircraft, Airframe or Engine shall at all times be in the operational control of the Company or the Oman Lessee and shall be maintained, insured and otherwise used and operated in accordance with the provisions hereof, provided that the Company’s obligations under the Mortgage shall continue in full force and effect notwithstanding any such arrangement.

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ANNEX B
INSURANCE

Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in the Mortgage. This Annex B shall apply to an Aircraft at all times that such Aircraft is not subject to an Oman Lease.
A.Liability Insurance.
1.Except as provided in Section A.2 below, the Company will carry or cause to be carried at all times, at no expense to the Mortgagee or the Lenders, comprehensive airline legal liability insurance (including, but not limited to third party and passenger liability, bodily injury, property damage, war risk and allied perils liability, baggage liability, cargo and mail liability, hangarkeeper’s liability and contractual liability insurance, but excluding manufacturer’s product liability coverage) with respect to each Aircraft, Airframe and Engine, which is (i) in an amount per occurrence not less than the greater of (x) the amount of comprehensive airline legal liability insurance from time to time applicable to aircraft owned or leased and operated by the Company of the same type and operating on similar routes as the applicable Aircraft and (y) $600,000,000 per occurrence; (ii) of the type and covering the same risks as from time to time applicable to aircraft operated by the Company of the same type as the Aircraft; and (iii) maintained in effect with insurers of U.S. domestically or internationally recognized responsibility (such insurers being referred to herein as “Approved Insurers”).
2.During any period that an Aircraft is on the ground and not in operation, Company may carry or cause to be carried, in lieu of the insurance required by Section A.1 above, insurance otherwise conforming with the provisions of said Section A.1 except that (i) the amounts of coverage shall not be required to exceed the amounts of public liability and property damage insurance from time to time applicable to aircraft owned or operated by the Company of the same type as the Aircraft which are on the ground and not in operation and (ii) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to aircraft owned or operated by the Company of the same type which are on the ground and not in operation.
B.Hull Insurance.
1.Except as provided in Section B.2 below, the Company will carry or cause to be carried at all times, at no expense to the Mortgagee or the Lenders, with Approved Insurers “all-risk” ground and flight aircraft hull insurance covering each Aircraft (including the associated Engines when they are installed on the Airframe or any other airframe and including any Engines or Parts when not installed on the Airframe) which is of the type as from time to time applicable to aircraft owned by Company of the same type as such Aircraft for an amount denominated in Dollars not less than the Agreed Value. “Agreed Value” means for any Aircraft at any time, 110% of the outstanding principal amount of the Loan with respect to such Aircraft at such time.
Any policies of insurance carried in accordance with this Section B.1 or Section C covering an Aircraft and any policies taken out in substitution or replacement for any such policies (i) shall name the Mortgagee as the exclusive loss payee for any proceeds to be paid under such policies up to an amount equal to the Agreed Value and (ii) shall provide that the proceeds in respect of such loss shall be payable to the Mortgagee. In the case of a loss with

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respect to an engine (other than an Engine) installed on an Airframe, Mortgagee shall hold any payment to it of any insurance proceeds in respect of such loss for the account of the Company or any other third party that is entitled to receive such proceeds.
2.During any period that an Aircraft is on the ground and not in operation, the Company may carry or cause to be carried, in lieu of the insurance required by Section B.1 above, insurance otherwise conforming with the provisions of said Section B.1 except that the scope of the risks and the type of insurance shall be the same as from time to time applicable to aircraft owned by the Company of the same type similarly on the ground and not in operation, provided that the Company shall maintain insurance against risk of loss or damage to such Aircraft in an amount equal to the Agreed Value during such period that such Aircraft is on the ground and not in operation.
C.War-Risk, Hijacking and Allied Perils Insurance. If the Company shall at any time operate or propose to operate any Aircraft, Airframe or Engine (i) in any area of recognized hostilities or (ii) on international routes and war-risk, hijacking or allied perils insurance is maintained by the Company with respect to other aircraft owned or operated by the Company on such routes or in such areas, the Company shall maintain or cause to be maintained, at no expense to the Mortgagee, the Administrative Agent or the Lenders, with Approved Insurers war-risk, hijacking and related perils insurance, including government confiscation and appropriation, of substantially the same type carried by major United States commercial air carriers operating the same or comparable models of aircraft on similar routes or in such areas and in no event in an amount less than the Agreed Value for such Aircraft.
D.General Provisions. Any policies of insurance carried in accordance with Sections A, B and C, including any policies taken out in substitution or replacement for such policies:
(i)in the case of Section A, shall name the Mortgagee, the Administrative Agent and each Lender as an additional insured (collectively, the “Additional Insureds”), as its interests may appear;
(ii)shall apply worldwide and have no territorial restrictions or limitations (except only in the case of war, hijacking and related perils insurance required under Section C, which shall apply to the fullest extent available in the international insurance market);
(iii)shall provide that, in respect of the interests of the Additional Insureds in such policies, the insurance shall not be invalidated or impaired by any act or omission (including misrepresentation and nondisclosure) by the Company (or the Oman Lessee) or any other Person (including, without limitation, use for illegal purposes of any Aircraft or any Engine) and shall insure the Additional Insureds regardless of any breach or violation of any representation, warranty, declaration, term or condition contained in such policies by the Company (or the Oman Lessee);
(iv)shall provide that, if the insurers cancel such insurance for any reason whatsoever, or if the same is allowed to lapse for nonpayment of premium, or if any material change is made in the insurance which adversely affects the interest of any of the Additional Insureds, such cancellation, lapse or change shall not be effective as to the Additional Insureds for 30 days (seven days in the case of war risk, hijacking and allied perils insurance and ten days in the case of nonpayment of premium) after receipt by the Additional Insureds of written notice by such insurers of such cancellation, lapse or change, provided that if any notice period specified above is not reasonably obtainable,

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such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable;
(v)shall waive any rights of setoff (including for unpaid premiums), recoupment, counterclaim or other deduction, whether by attachment or otherwise, against each Additional Insured;
(vi)shall waive any right of subrogation against any Additional Insured;
(vii)shall be primary without right of contribution from any other insurance that may be available to any Additional Insured;
(viii)shall provide that all of the liability insurance provisions thereof, except the limits of liability, shall operate in all respects as if a separate policy had been issued covering each party insured thereunder;
(ix)shall provide that none of the Additional Insureds shall be liable for any insurance premium; and
(x)shall contain a 50/50% Clause per Lloyd’s Aviation Underwriters’ Association Standard Policy Form AVS 103.
E.Reports and Certificates; Other Information. On or prior to the Closing Date and on or prior to each renewal date of the insurance policies required hereunder, the Company will furnish or cause to be furnished to the Mortgagee insurance certificates describing in reasonable detail the insurance maintained by the Company hereunder and the Company shall ensure that all premiums in connection with the insurance then due have been paid and such insurance complies with the terms of this Annex B.
F.Right to Pay Premiums. The Additional Insureds shall have the rights but not the obligations of an additional named insured. None of the Mortgagee and the other Additional Insured shall have any obligation to pay any premium, commission, assessment or call due on any such insurance (including reinsurance). Notwithstanding the foregoing, in the event of cancellation of any insurance due to the nonpayment of premiums, the Mortgagee and each other Additional Insured shall have the option, in its sole discretion, to pay any such premium in respect of an Aircraft that is due in respect of the coverage pursuant to this Mortgage and to maintain such coverage, as the Mortgagee or such Additional Insured may require, until the scheduled expiry date of such insurance and, in such event, the Company shall, upon demand, reimburse the Mortgagee or such Additional Insured for amounts so paid by them, together with interest therein at the Default Rate from the date of payment.
G.Deductibles; Self-insurance. The Company may self-insure with respect to an Aircraft to the same extent as it does with respect to, or maintain policies with deductibles or premium adjustment provisions consistent with similar provisions applicable to, other comparable aircraft operated by the Company; provided, however, that in the case of hull insurance, such self-insurance shall in no event exceed $150,000,000 per policy year with respect to an Aircraft and all other comparable aircraft operated by the Company, taken together; and provided further that, in the case of public liability insurance, such self-insurance shall in no event exceed $50,000,000 per policy year.

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ANNEX C
FOREIGN REGISTRATION

Following the expiration or other early termination of an Oman Lease in respect of an Aircraft, the Mortgagee and the Company hereby agree, subject to the provisions of Section 3.02(e) of the Mortgage, that the Company shall be entitled to register such Aircraft or cause such Aircraft to be registered in a country other than the United States, subject to compliance with the following:
(i)    each of the following requirements is satisfied:
(A)    no Special Default or Event of Default shall have occurred and be continuing at the time of such registration; and
(B)    such country is a country with which the United States then maintains normal diplomatic relations.
(ii)    the Mortgagee shall have received an opinion of counsel (subject to customary exceptions) reasonably satisfactory to the Mortgagee addressed to the Mortgagee, the Administrative Agent and the Lenders as to the effect that:
(A)    such country would recognize the Company’s ownership interest in such Aircraft;
(B)    after giving effect to such change in registration, the Lien of the Mortgage on the Company’s right, title and interest in and to such Aircraft shall continue in the reasonable opinion of the Mortgagee as a valid and duly perfected first priority security interest and International Interest (subject to Permitted Liens) and all filing, recording or other action necessary to protect the same shall have been accomplished (or, if such opinion cannot be given at the time of such proposed change in registration because such change in registration is not yet effective, (1) the opinion shall detail what filing, recording or other action is necessary and (2) the Mortgagee shall have received a certificate from the Company that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to the Mortgagee on or prior to the effective date of such change in registration);
(C)    unless the Company or the lessee of such Aircraft shall have agreed to provide insurance covering the risk of requisition of use of such Aircraft by the government of such country (so long as such Aircraft is registered under the laws of such country), the laws of such country require fair compensation by the government of such country payable in currency freely convertible into Dollars and freely removable from such country (without license or permit, unless the Company prior to such proposed reregistration has obtained such license or permit or the obtaining thereof being

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ministerial in nature and de minimis in expense) for the taking or requisition by such government of such use; and
(D)    it is not necessary, solely as a consequence of such change in registration and without giving effect to any other activity of the Mortgagee (or any Affiliate of the Mortgagee), for the Mortgagee to qualify to do business in such jurisdiction as a result of such reregistration in order to exercise any rights or remedies with respect to such Aircraft.
(b)    In addition, as a condition precedent to any change in registration, the Company shall have given to the Mortgagee and the Lenders assurances reasonably satisfactory to the Mortgagee:
(i)    to the effect that the provisions of Section 3.02 of the Mortgage have been complied with after giving effect to such change of registration;
(ii)    of the payment by Company of all reasonable out-of-pocket expenses of the Mortgagee in connection with such change of registry, including, without limitation (1) the reasonable fees and disbursements of counsel to the Mortgagee, (2) any filing or recording fees, Taxes or similar payments incurred in connection with the change of registration of such Aircraft and the creation and perfection of the security interest therein in favor of the Mortgagee for the benefit of the Lenders, and (3) all costs and expenses incurred in connection with any filings necessary to continue in the United States the perfection of the security interest in the Aircraft in favor of the Mortgagee for the benefit of the Lenders; and
(iii)    to the effect that the tax and other indemnities in favor of each Person named as an indemnitee under any other Transaction Document afford each such Person substantially the same protection as provided prior to such change of registration (or Company shall have agreed upon additional indemnities that, together with such original indemnities, in the reasonable judgment of the Mortgagee, afford such protection).

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EXHIBIT A TO MORTGAGE
MORTGAGE SUPPLEMENT
This MORTGAGE SUPPLEMENT NO. [    ], dated     ,
(herein called this “Mortgage Supplement”) of SUN COUNTRY, INC., as the borrower (the “Company”).
W I T N E S S E T H:
WHEREAS, the Mortgage and Security Agreement, dated as of September 26, 2025 (the “Mortgage”), between the Company and UMB Bank, National Association, as Mortgagee (the “Mortgagee”), provides for the execution and delivery of a supplement thereto substantially in the form hereof, which shall particularly describe the Aircraft, and shall specifically mortgage such Aircraft to the Mortgagee; and
WHEREAS, the Mortgage relates to the Aircraft, comprised of the Airframe and Engines described below, and a counterpart of the Mortgage is attached hereto and made a part hereof and this Mortgage Supplement, together with such counterpart of the Mortgage, is being filed for recordation on the date hereof with the FAA as one document;
NOW, THEREFORE, this Mortgage Supplement WITNESSETH that the Company hereby confirms that the Lien of the Mortgage on the Collateral covers all of the Company’s right, title and interest in and to the following described property and that it hereby grants to the Mortgagee an “International Interest” (as defined in the Cape Town Convention on International Interests in Mobile Equipment and related Aircraft Equipment Protocol, as in effect in the United States) in the following airframe and engines:
AIRFRAME
One airframe identified as follows:

Manufacturer	Model	FAA Registration Number	Manufacturer’s Serial Number

AIRCRAFT ENGINES
Two aircraft engines, each such engine being a jet propulsion aircraft engine with at least 1750 lb of thrust or its equivalent, identified as follows:

Manufacturer	Manufacturer’s Model	Serial Number

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Together with all of the Company’s right, title and interest in and to (a) all Parts of whatever nature, which from time to time are included within the definition of “Airframe” or “Engine”, whether now owned or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframe and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and (b) all Aircraft Documents.
TO HAVE AND TO HOLD all and singular the aforesaid property unto the Mortgagee, its successors and assigns, in trust for the equal and proportionate benefit and security of the Lenders without any preference, distinction or priority of any one Loan over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, except as provided in the Mortgage, and for the uses and purposes and subject to the terms and provisions set forth in the Mortgage.
This Mortgage Supplement shall be construed as supplemental to the Mortgage and shall form a part thereof. The Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed. This Mortgage Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.
AND, FURTHER, the Company hereby acknowledges that the Aircraft referred to in this Mortgage Supplement has been delivered to the Company and is included in the property of the Company subject to the pledge and mortgage thereof under the Mortgage.
*    *    *

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IN WITNESS WHEREOF, the Company has caused this Mortgage Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

SUN COUNTRY, INC. By: Name: Title:

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Schedule 1 Page 1